As filed with the Securities and Exchange Commission on September 23, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SMART & FINAL STORES, INC.

 (Exact name of registrant as specified in its charter)

Delaware	80-0862253
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

600 Citadel Dr.

Commerce, CA 90040

(Address, including zip Code, of Principal Executive Offices)

Smart & Final Stores, Inc. 2014 Stock Incentive Plan

SF CC Holdings, Inc. 2012 Stock Incentive Plan
(Full title of the plan)

David G. Hirz

Smart & Final Stores, Inc.

600 Citadel Dr.

Commerce, CA 90040

(323) 869-7500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Philippa M. Bond

Robin M. Feiner

Proskauer Rose LLP

2049 Century Park East, 32nd Floor

Los Angeles, California 90067

Tel (310) 557-2900

Fax (310) 557-2193

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐

Non-Accelerated Filer ☒ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, par value $0.001 per share
Smart & Final Stores, Inc. 2014 Stock Incentive Plan	5,500,000	$14.00	(2)	$77,000,000
SF CC Holdings, Inc. 2012 Stock Incentive Plan	8,135,610	$5.18	(3)	$42,142,460
Total	13,635,610			$119,142,460	$15,345.55

(1)         This Registration Statement covers (i) 5,500,000 shares of common stock, par value $0.001 per share (“Common Stock”), of Smart & Final Stores, Inc. (the “Registrant”) available for issuance under the Smart & Final Stores, Inc. 2014 Stock Incentive Plan (the “2014 Plan”) and (ii) 8,135,610 shares of Common Stock available for issuance upon the exercise of options granted under the SF CC Holdings, Inc. 2012 Stock Incentive Plan (the “2012 Plan,” and together with the 2014 Plan, the “Plans”).  In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Registrant that become issuable under the Plans to prevent dilution by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of Common Stock.

(2)         Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act on the basis of $14.00 per share of Common Stock, which is the high-point of the estimated price range per share of Common Stock for the Registrant’s initial public offering of Common Stock pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-196931).

(3)     Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The price of $5.18 per share represents the weighted average exercise price of the stock options previously granted under the 2012 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of the Form S-8 is omitted from this Registration Statement on Form S-8 (this “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plans covered by this Registration Statement as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which previously have been filed with the Securities and Exchange Commission (the “Commission”), are hereby incorporated by reference into this Registration Statement:

(a)                           The Registrant’s prospectuses, which constitute a part of the Registrant’s Registration Statement on Form S-1 (File No. 333-196931), as amended (the “S-1 Registration Statement”), filed on September 19, 2014, under the Securities Act, and any form of prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act in connection with the S-1 Registration Statement; and

(b)                           The description of Common Stock set forth in the Registrant’s registration statement on Form 8-A (File No. 001-36626) filed with the Commission on September 16, 2014 pursuant to Section 12 of the Exchange Act of 1934, as amended (the “Exchange Act”).

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effectiveness of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all offerings of securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

In no event, however, will any information that the Registrant discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement.  Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant’s certificate of incorporation provides that, to the fullest extent permitted by Delaware law, the directors of the Registrant shall not be personally liable for monetary damages for breaches of fiduciary duties as a director except for:

•                  any breach of the director’s duty of loyalty to the Registrant or to its stockholders;

•                  acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•                  unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•                  any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of the directors of the Registrant will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended.  The Registrant’s certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law.  This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws.  The Registrant’s certificate of incorporation provides that the Registrant will indemnify and advance expenses to its directors and officers, and may indemnify and advance expenses to its employees and other agents, to the fullest extent permitted by Delaware law.  The Registrant is also empowered to purchase insurance on behalf of any person whom the Registrant is required or permitted to indemnify.

In addition to the indemnification and advancement of expenses required in the Registrant’s certificate of incorporation and bylaws, the Registrant has entered into indemnification agreements with each of the Registrant’s current directors and executive officers.  These agreements provide for the indemnification of, and advancement of expenses to, such persons for all reasonable expenses and liabilities, including attorneys’ fees, judgments, fines and settlement amounts, incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity.  The Registrant believes that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.  The Registrant also maintains directors’ and officers’ liability insurance.

The limitation of liability and indemnification and advancement provisions in the Registrant’s certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties.  They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit the Registrant and its stockholders.  A stockholder’s investment may be harmed to the extent the Registrant pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  There is no pending litigation or proceeding naming any of the Registrant’s directors or officers as to which indemnification is being sought, nor is the Registrant aware of any pending or threatened litigation that may result in claims for indemnification or advancement by any director or officer.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit Document

4.1

Second Amended and Restated Certificate of Incorporation of Smart & Final Stores, Inc. (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196931) and incorporated by reference herein).

4.2

Second Amended and Restated Bylaws of Smart & Final Stores, Inc. (filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196931) and incorporated by reference herein).

5.1	Opinion of Proskauer Rose LLP.

10.1	SF CC Holdings, Inc. 2012 Stock Incentive Plan (filed as Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196931) and incorporated by reference herein).

10.2

Form of Non-Qualified Stock Option Agreement pursuant to the SF CC Holdings, Inc. 2012 Stock Incentive Plan (filed as Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196931) and incorporated by reference herein).

10.3.1

Non-Qualified Stock Option Agreement Pursuant to the SF CC Holdings, Inc. 2012 Stock Incentive Plan, Co-Invest Option (Award No. 12-001), dated as of February 3, 2014, by and between Smart & Final Holdings, Inc. and David G. Hirz (filed as Exhibit 10.3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196931) and incorporated by reference herein).

10.3.2

Non-Qualified Stock Option Agreement Pursuant to the SF CC Holdings, Inc. 2012 Stock Incentive Plan, Co-Invest Option (Award No. 12-002), dated as of February 3, 2014, by and between Smart & Final Holdings, Inc. and David G. Hirz (filed as Exhibit 10.3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196931) and incorporated by reference herein).

10.3.3

Non-Qualified Stock Option Agreement Pursuant to the SF CC Holdings, Inc. 2012 Stock Incentive Plan, Co-Invest Option (Award No. 12-003), dated as of February 3, 2014, by and between Smart & Final Holdings, Inc. and Richard N. Phegley (filed as Exhibit 10.3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196931) and incorporated by reference herein).

10.3.4

Non-Qualified Stock Option Agreement Pursuant to the SF CC Holdings, Inc. 2012 Stock Incentive Plan, Co-Invest Option (Award No. 12-004), dated as of February 3, 2014, by and between Smart & Final Holdings, Inc. and Scott R. Drew (filed as Exhibit 10.3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196931) and incorporated by reference herein).

10.3.5

Non-Qualified Stock Option Agreement Pursuant to the SF CC Holdings, Inc. 2012 Stock Incentive Plan, Co-Invest Option (Award No. 12-005), dated as of February 3, 2014, by and between Smart & Final Holdings, Inc. and Scott R. Drew (filed as Exhibit 10.3.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196931) and incorporated by reference herein).

10.3.6

Non-Qualified Stock Option Agreement Pursuant to the SF CC Holdings, Inc. 2012 Stock Incentive Plan, Co-Invest Option (Award No. 12-006), dated as of February 3, 2014, by and between Smart & Final Holdings, Inc. and Scott R. Drew (filed as Exhibit 10.3.6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196931) and incorporated by reference herein).

10.4	Smart & Final Stores, Inc. 2014 Stock Incentive Plan (filed as Exhibit 10.11 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196931) and incorporated by reference herein).

10.5

Form of Non-Qualified Stock Option Agreement pursuant to the Smart & Final Stores, Inc. 2014 Stock Incentive Plan (filed as Exhibit 10.12 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196931) and incorporated by reference herein).

10.6

Form of Restricted Stock Agreement pursuant to the Smart & Final Stores, Inc. 2014 Stock Incentive Plan (filed as Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196931) and incorporated by reference herein).

23.1	Consent of Proskauer Rose LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

Item 9. Undertakings.

(a) The Registrant hereby undertakes:

(i) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(1) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(2) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(3) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i)(1) and (a)(i)(2) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(ii) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Commerce, State of California, on September 23, 2014.

SMART & FINAL STORES, INC.

By:	/s/ David G. Hirz
David G. Hirz
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints David G. Hirz and Richard N. Phegley, and each of them individually, with full power of substitution and resubstitution, his true and lawful attorney-in fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of us might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures		Title	Date

By:	/s/ David G. Hirz	President, Chief Executive Officer and Director (Principal Executive Officer)	September 23, 2014
David G. Hirz

By:	/s/ Richard N. Phegley	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	September 23, 2014
Richard N. Phegley

By:	/s/ Richard A. Link	Group Vice President and Controller (Principal Accounting Officer)	September 23, 2014
Richard A. Link

By:	/s/ David B. Kaplan	Chairman of the Board	September 23, 2014
David B. Kaplan

By:	/s/ Richard A. Anicetti	Director	September 23, 2014
Richard A. Anicetti

By:	/s/ Norman Axelrod	Director	September 23, 2014
Norman Axelrod

By:	/s/ Andrew A. Giancamilli	Director	September 23, 2014
Andrew A. Giancamilli

By:	/s/ Dennis Gies	Director	September 23, 2014
Dennis Gies

By:	/s/ Adam Stein	Director	September 23, 2014
Adam Stein

By:	/s/ Joseph S. Tesoriero	Director	September 23, 2014
Joseph S. Tesoriero

INDEX TO EXHIBITS

Exhibit Number	Exhibit Document

4.1

Second Amended and Restated Certificate of Incorporation of Smart & Final Stores, Inc. (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196931) and incorporated by reference herein).

4.2

Second Amended and Restated Bylaws of Smart & Final Stores, Inc. (filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196931) and incorporated by reference herein).

5.1	Opinion of Proskauer Rose LLP.

10.1	SF CC Holdings, Inc. 2012 Stock Incentive Plan (filed as Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196931) and incorporated by reference herein).

10.2

Form of Non-Qualified Stock Option Agreement pursuant to the SF CC Holdings, Inc. 2012 Stock Incentive Plan (filed as Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196931) and incorporated by reference herein).

10.3.1

Non-Qualified Stock Option Agreement Pursuant to the SF CC Holdings, Inc. 2012 Stock Incentive Plan, Co-Invest Option (Award No. 12-001), dated as of February 3, 2014, by and between Smart & Final Holdings, Inc. and David G. Hirz (filed as Exhibit 10.3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196931) and incorporated by reference herein).

10.3.2

Non-Qualified Stock Option Agreement Pursuant to the SF CC Holdings, Inc. 2012 Stock Incentive Plan, Co-Invest Option (Award No. 12-002), dated as of February 3, 2014, by and between Smart & Final Holdings, Inc. and David G. Hirz (filed as Exhibit 10.3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196931) and incorporated by reference herein).

10.3.3

Non-Qualified Stock Option Agreement Pursuant to the SF CC Holdings, Inc. 2012 Stock Incentive Plan, Co-Invest Option (Award No. 12-003), dated as of February 3, 2014, by and between Smart & Final Holdings, Inc. and Richard N. Phegley (filed as Exhibit 10.3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196931) and incorporated by reference herein).

10.3.4

Non-Qualified Stock Option Agreement Pursuant to the SF CC Holdings, Inc. 2012 Stock Incentive Plan, Co-Invest Option (Award No. 12-004), dated as of February 3, 2014, by and between Smart & Final Holdings, Inc. and Scott R. Drew (filed as Exhibit 10.3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196931) and incorporated by reference herein).

10.3.5

Non-Qualified Stock Option Agreement Pursuant to the SF CC Holdings, Inc. 2012 Stock Incentive Plan, Co-Invest Option (Award No. 12-005), dated as of February 3, 2014, by and between Smart & Final Holdings, Inc. and Scott R. Drew (filed as Exhibit 10.3.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196931) and incorporated by reference herein).

10.3.6

Non-Qualified Stock Option Agreement Pursuant to the SF CC Holdings, Inc. 2012 Stock Incentive Plan, Co-Invest Option (Award No. 12-006), dated as of February 3, 2014, by and between Smart & Final Holdings, Inc. and Scott R. Drew (filed as Exhibit 10.3.6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196931) and incorporated by reference herein).

10.4	Smart & Final Stores, Inc. 2014 Stock Incentive Plan (filed as Exhibit 10.11 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196931) and incorporated by reference herein).

10.5

Form of Non-Qualified Stock Option Agreement pursuant to the Smart & Final Stores, Inc. 2014 Stock Incentive Plan (filed as Exhibit 10.12 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196931) and incorporated by reference herein).

10.6

Form of Restricted Stock Agreement pursuant to the Smart & Final Stores, Inc. 2014 Stock Incentive Plan (filed as Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196931) and incorporated by reference herein).

23.1	Consent of Proskauer Rose LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).